Exhibit 5.1

One Financial Center

Boston, MA 02111

617-542-6000

617-542-2241 fax

www.mintz.com

April 20, 2015

Pieris Pharmaceuticals, Inc.

Lise-Meitner-Strasse 30

85354 Freising-Weihenstephan, Germany

Ladies and Gentlemen:

We have acted as counsel to Pieris Pharmaceuticals, Inc. (the “Company”) in connection with the filing by the Company of a Registration Statement on Form S-1 (as amended, the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), the offering from time to time by the selling stockholders, as described in the Registration Statement, of up to 27,321,870 shares of the Company’s common stock, par value $0.001 per share (the “Common Shares”), consisting of (a) 6,779,510 Common Shares issued and sold to accredited investors (the “PP Shares”) in a private placement offering in a series of closings on December 17, 2014, December 18, 2014 and December 23, 2014 (the “Private Placement”), (b) 20,000,000 Common Shares issued to former stockholders of Pieris AG, a wholly-owned subsidiary of the Company, in connection with the closing of a share exchange transaction on December 17, 2014 (the “Acqusition Shares” and together with the PP Shares, the “Transaction Shares”) and (c) 542,360 Common Shares (the “Warrant Shares”) issuable upon exercise of warrants issued to the co-exclusive placement agents, and their designees in connection with the Private Placement (the “Warrants”).

As the counsel to the Company in connection with the Registration Statement, we have examined the actions taken by the Company in connection with the authorization of the issuance of the Common Shares, and such documents as we have deemed necessary to render this opinion. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.

Our opinion is limited to the general corporate laws of the State of Nevada and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Common Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

Based upon and subject to the foregoing, it is our opinion that the Transaction Shares are validly issued, fully paid and non-assessable and that the Warrant Shares have been duly authorized and, when issued and delivered by the Company upon exercise of the Warrants in accordance with the Warrants and the Registration Statement, including the payment of the exercise price therefor, the Warrant Shares will be validly issued, fully paid and non-assessable.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial

MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.

April 20, 2015

decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We understand that you wish to file this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act and to reference the firm’s name under the caption “Legal Matters” in the prospectus which forms part of the Registration Statement, and we hereby consent thereto. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

     Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.